EXHIBIT 24

                           INNSUITES HOSPITALITY TRUST
                                POWER OF ATTORNEY

         Each of the undersigned hereby makes, constitutes and appoints James F. Wirth and Anthony B. Waters, and each of them, his true and lawful attorney, with full power of substitution, for and in his name, place and stead to affix, as attorney-in-fact, his signature in any and all capacities, to any and all registration statements on Form S-8 and amendments thereto to be filed with the Securities and Exchange Commission with respect to Shares of Beneficial Interest of InnSuites Hospitality Trust, an Ohio real estate investment trust (the "Trust"), issuable or issued in connection with the Trust's Stock Incentive and Option Plan, hereby granting unto each said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall not apply to any registration statement or amendment filed after July 16, 2002.

         IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 17th day of July, 2000.

/s/ MARC E. BERG                     /s/ LEE J. FLORY
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Marc E. Berg, Trustee                 Lee J. Flory, Trustee

/s/ EDWARD G. HILL
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Edward G. Hill, Trustee               Steven S. Robson, Trustee

/s/ PETER A. THOMA                    /s/ JAMES F. WIRTH
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Peter A. Thoma, Trustee               James F. Wirth, Chairman of the Board,
                                      President and Chief Executive Officer